Exhibit 10.38

Amended and Restated Effective as of December 22, 2003

Hughes Electronics Corporation

Executive Deferred Compensation Plan

Master Plan Document

I

Hughes Electronics Corporation

Executive Deferred Compensation Plan

Master Plan Document

ARTICLE 6 - Preretirement Survivor Benefit		18

6.1	Pre-Retirement Survivor Benefit	18
6.2	Payment of Pre-Retirement Survivor Benefit	19

ARTICLE 7 - Termination for Cause Benefit; Involuntary Termination Benefit		19

7.1	Termination for Cause Benefit	19
7.2	Payment of Termination for Cause Benefit	19
7.3	Involuntary Termination Benefit	19
7.4	Payment of Involuntary Termination Benefit	19

ARTICLE 8 - Disability Benefit		20

8.1	Continued Eligibility; Disability Benefit	20

ARTICLE 9 - Beneficiary Designation		20

9.1	Beneficiary	20
9.2	Beneficiary Designation; Change; Spousal Consent	20
9.3	Acknowledgment	21
9.4	No Beneficiary Designation	21
9.5	Dissolution of Marriage	21
9.6	Doubt as to Beneficiary	21
9.7	Discharge of Obligations	21

ARTICLE 10 – Leave of Absence		21

10.1	Paid Leave of Absence	21
10.2	Unpaid Leave of Absence	21

ARTICLE 11 - Termination, Amendment or Modification		22

11.1	Termination	22
11.2	Amendment	22
11.3	Plan Agreement	23
11.4	Effect of Payment	23

ARTICLE 12 - Administration		24

12.1	Committee Duties	24
12.2	Delegation	24
12.3	Binding Effect of Decisions	24
12.4	Indemnity of Committee	24
12.5	Employer Information	24

ARTICLE 13 - Other Benefits and Agreements		25

13.1	Coordination with Other Benefits	25

ARTICLE 14 - Claims Procedures		25

14.1	Presentation of Claim	25
14.2	Notification of Decision	25
14.3	Review of a Denied Claim	26
14.4	Decision on Review	26

II

Hughes Electronics Corporation

Executive Deferred Compensation Plan

Master Plan Document

14.5	Arbitration	26

ARTICLE 15 - Trust		28

15.1	Establishment of Trust	28
15.2	Interrelationship of the Plan and the Trust	28
15.3	Distributions From the Trust	28
15.4	Investment of Trust Assets	28

ARTICLE 16 - Miscellaneous		28

16.1	Status of Plan	28
16.2	Unsecured General Creditor	28
16.3	Employer’s Liability	29
16.4	Nonassignability	29
16.5	Not a Contract of Employment	29
16.6	Furnishing Information	29
16.7	Terms	29
16.8	Captions	29
16.9	Governing Law	30
16.10	Notice	30
16.11	Successors	30
16.12	Spouse’s Interest	30
16.13	Validity	30
16.14	Incompetent	30
16.15	Court Order	30
16.16	Distribution in the Event of Taxation.	31
16.17	Legal Fees To Enforce Rights After Change in Control	31

III

AMENDED AND RESTATED

HUGHES ELECTRONICS CORPORATION

EXECUTIVE DEFERRED COMPENSATION PLAN

Effective as of December 22, 2003

Purpose

The purpose of this Plan is to provide specified benefits to a select group of management or highly compensated Employees who contribute materially to the continued growth, development and future business success of Hughes Electronics Corporation, a Delaware corporation, and its subsidiaries and affiliates, if any, that sponsor this Plan. This Plan shall be unfunded for tax purposes and for purposes of Title I of ERISA. This Plan was originally effective as of September 1, 1998 and was previously amended on July 10, 2001 and December 19, 2002. This plan is now amended and restated effective as of December 22, 2003.

ARTICLE 1

Definitions

For purposes of this Plan, unless otherwise clearly apparent from the context, the following phrases or terms shall have the following indicated meanings:

1.1	“Actuarial Equivalent” shall mean an actuarial equivalent value of an amount payable in a different form or at a different date computed on the basis of the following actuarial assumptions:

Mortality:             1983 Group Annuity Table

Interest Rate:         7%

As the Committee deems necessary, in its sole discretion, the above actuarial assumptions may be adjusted from time to time, and no Participant shall be deemed to have any right, vested or nonvested, regarding the continued use of any previously adopted actuarial assumption.

1.2	“Account Balance” shall mean, with respect to a Participant, a credit on the records of the Employer equal to the sum of (i) the Deferral Account balance, (ii) the Company Contribution Account balance, (iii) the vested Company Matching Account balance, (iv) the Restricted Stock Unit Account balance, and (v) the Long-Term Achievement Plan Account balance. The Account Balance, and each other specified account balance, shall be a bookkeeping entry only and shall be utilized solely as a device for the measurement and determination of the amounts to be paid to a Participant, or his or her designated Beneficiary, pursuant to this Plan.

1.3	“Annual Bonus” shall mean any compensation, in addition to Base Annual Salary relating to services performed during any calendar year, whether or not paid in such calendar year or included on the Federal Income Tax Form W-2 for such calendar year, payable to a Participant as an Employee under any Employer’s annual bonus and annual cash incentive plans, excluding stock options, and excluding compensation provided under the Incentive Plan.

1.4	“Annual Company Contribution Amount” shall mean, for any one Plan Year, the amount determined in accordance with Section 3.6.

Hughes Electronics Corporation

Executive Deferred Compensation Plan

Master Plan Document

1.5	“Annual Company Matching Amount” for any one Plan Year shall be the amount determined in accordance with Section 3.7.

1.6	“Annual Deferral Amount” shall mean that portion of a Participant’s Base Annual Salary and Annual Bonus that a Participant elects to have and is deferred, in accordance with Article 3, for any one Plan Year. In the event of a Participant’s Retirement, Disability (if deferrals cease in accordance with Section 8.1), death, Termination for Cause, or Involuntary Termination of Employment prior to the end of a Plan Year, such year’s Annual Deferral Amount shall be the actual amount withheld prior to such event.

1.7	“Annual Installment Method” shall be an annual installment payment over the number of years selected by the Participant in accordance with this Plan, calculated as follows: The Account Balance of the Participant shall be calculated as of the close of business on the last business day of the year. The annual installment shall be calculated by multiplying this balance by a fraction, the numerator of which is one, and the denominator of which is the remaining number of annual payments due the Participant. By way of example, if the Participant elects a 10 year Annual Installment Method, the first payment shall be 1/10 of the Account Balance, calculated as described in this definition. The following year, the payment shall be 1/9 of the Account Balance, calculated as described in this definition. Each annual installment shall be paid on or as soon as practicable after the last business day of the applicable year.

1.8	“Annual Long-Term Achievement Plan Amount” shall mean, with respect to a Participant for any one Plan Year, Long-Term Achievement Plan Awards deferred into this Plan in accordance with Sections 3.3 and 3.5 of this Plan.

1.9	“Annual Restricted Stock Unit Amount” shall mean, with respect to a Participant for any one Plan Year, the Incentive Plan Restricted Stock Units deferred into this Plan in accordance with Section 3.5 of this Plan.

1.10	“Base Annual Salary” shall mean the annual cash compensation relating to services performed during any calendar year, whether or not paid in such calendar year or included on the Federal Income Tax Form W-2 for such calendar year, excluding bonuses, commissions, overtime, fringe benefits, stock options, relocation expenses, incentive payments, non-monetary awards, directors fees and other fees, automobile and other allowances paid to a Participant for employment services rendered (whether or not such allowances are included in the Employee’s gross income). Base Annual Salary shall be calculated before reduction for compensation voluntarily deferred or contributed by the Participant pursuant to all qualified or nonqualified plans of any Employer and shall be calculated to include amounts not otherwise included in the Participant’s gross income under Code Sections 125, 402(e)(3), 402(h), or 403(b) pursuant to plans established by any Employer; provided, however, that all such amounts will be included in compensation only to the extent that, had there been no such plan, the amount would have been payable in cash to the Employee.

Hughes Electronics Corporation

Executive Deferred Compensation Plan

Master Plan Document

1.11	“Beneficiary” shall mean one or more persons, trusts, estates or other entities, designated in accordance with Article 9, that are entitled to receive benefits under this Plan upon the death of a Participant.

1.12	“Beneficiary Designation Form” shall mean the form established from time to time by the Committee that a Participant completes, signs and returns to the Committee to designate one or more Beneficiaries.

1.13	“Board of Directors” shall mean the Board of Directors of the Company.

1.14	“Cause” shall mean that the Committee, acting in good faith based upon the information then known to the Committee, after due inquiry, and upon reasonable grounds, determines that the Employee (i) has been convicted of, or has pleaded nolo contendere to, a felony, (ii) has used illegal drugs, (iii) has engaged in any activity which, in the opinion of the Committee, is competitive with any activity of the Company or any of its subsidiaries and affiliates (except that employment at the request of the Company with an entity in which the Company has, directly or indirectly, a substantial ownership interest, or other employment specifically approved by the Committee, shall not be considered to be an activity which is competitive with any activity of the Company or any of its subsidiaries and affiliates), or (iv) has acted either prior to or after termination of employment in any manner inimical or in any way contrary to the best interests of the Company or any of its subsidiaries and affiliates. The Employee shall furnish to the Committee such information with respect to the satisfaction of the foregoing as the Committee shall reasonably request.

1.15	“Change in Control” shall mean the first to occur of the following:

(i)	A change in ownership of the common stock of the Company, whether by sale, merger, consolidation or reorganization, pursuant to which General Motors Corporation does not own directly or indirectly more than 50% of the outstanding common stock, in value, of the Company or any successor surviving entity; provided, however, that if following any such change the Company or its successor is subject to the periodic reporting rules of the Securities Exchange Act of 1934 (the “Exchange Act”), and no “person” or “group” is the “beneficial owner”, as each such term is defined for purposes of the Exchange Act, of stock representing more than 5% of the outstanding voting power of all classes of stock of the Company, such change in ownership shall not constitute a Change in Control for purposes hereof;

(ii)	The sale or distribution of all or substantially all of the assets of the Company to an unrelated entity or entities or to an entity in which General Motors Corporation does not directly or indirectly own more than 50% in value of the equity of such entity; and

(iii)

A sale or other disposition, or the last sale or other disposition to occur in a series of sales and/or other dispositions within any 5 year period (“Serial Sales”), directly or indirectly by the Company of assets constituting one or more discrete business units (including any sale through a public offering of shares of voting

Hughes Electronics Corporation

Executive Deferred Compensation Plan

Master Plan Document

stock of a subsidiary) which accounts for (or in the case of stock sold through a public offering, which represents indirect ownership on a proportionate basis of such assets accounting for) more than 40% of the annual consolidated revenues of the Company and its subsidiaries as of the end of the previous fiscal year (in the case of Serial Sales, as of the end of the fiscal year immediately preceding the year in which the last sale or other disposition occurs) as determined in accordance with generally accepted accounting principles; provided, however, that, if the Participant is not employed substantially exclusively in connection with one or more of the discrete businesses involved in such sale(s) or other dispositions(s), no sale or dispositions of assets or stock shall be taken into account to the extent that the proceeds of such sale or disposition (whether in cash or in-kind) are reinvested or are, in the case of proceeds received in-kind, used in the ongoing conduct by the Company or one or more of its subsidiaries of the business of the Company and/or such subsidiary or subsidiaries; and provided further that such a reinvestment shall not be deemed to have occurred unless made within 18 months of such sale or disposition; and provided further that the term reinvestment shall exclude, inter alia, the use of proceeds (x) to repay debt incurred in connection with the operation of the business in which the assets sold or disposed of were used or (y) to pay dividends.

(iv)	In addition to the events described in subsection (iii), it shall be a “Change in Control” for purposes hereof for any Participant principally employed in the business of a Designated Business Unit, as hereinafter defined, if an event described in subsection (iii) shall occur, except that for purposes of this subsection

(iv), references in subsection (iii) to the “Company” shall be deemed to refer to the Designated Business Unit in the business of which the Participant is principally employed. A Change in Control described in this subsection (iv) shall apply only to a Participant employed principally by the affected Designated Business Unit. For purposes of this subsection (iv), “Designated Business Unit” shall mean DTV, HNS and any other business unit identified as a Designated Business Unit by the Committee from time to time.

(v)	Any provision of the foregoing to the contrary notwithstanding, the reorganization of the Company shall not constitute a Change in Control, for purposes hereof.

1.16	“Claimant” shall have the meaning set forth in Section 14.1.

1.17	“Code” shall mean the Internal Revenue Code of 1986, as it may be amended from time to time.

1.18	“Committee” shall mean the committee described in Article 12.

1.19	“Company” shall mean Hughes Electronics Corporation, a Delaware corporation, and any successor to all or substantially all of the Company’s assets or business or stock.

Hughes Electronics Corporation

Executive Deferred Compensation Plan

Master Plan Document

1.20	“Company Contribution Account” shall mean (i) the sum of the Participant’s Annual Company Contribution Amounts, plus (ii) amounts credited or debited in accordance with all the applicable crediting or debiting provisions of this Plan that relate to the Participant’s Company Contribution Account, less (iii) all distributions made to the Participant or his or her Beneficiary pursuant to this Plan that relate to the Participant’s Company Contribution Account.

1.21	“Company Matching Account” shall mean (i) the sum of all of a Participant’s Annual Company Matching Amounts, plus (ii) amounts credited or debited in accordance with all the applicable crediting or debiting provisions of this Plan that relate to the Participant’s Company Matching Account, less (iii) all distributions made to the Participant or his or her Beneficiary pursuant to this Plan that relate to the Participant’s Company Matching Account.

1.22	“Deduction Limitation” shall mean the following described limitation on a benefit that may otherwise be distributable pursuant to the provisions of this Plan. Except as otherwise provided, this limitation shall be applied to all distributions that are “subject to the Deduction Limitation” under this Plan. If an Employer determines in good faith prior to a Change in Control that there is a reasonable likelihood that any compensation paid to a Participant for a taxable year of the Employer would not be deductible by the Employer solely by reason of the limitation under Code Section 162(m), then to the extent deemed necessary by the Employer to ensure that the entire amount of any distribution to the Participant pursuant to this Plan prior to the Change in Control is deductible, the Employer may defer all or any portion of a distribution under this Plan. Any amounts deferred pursuant to this limitation shall continue to be credited/debited with additional amounts in accordance with Section 3.9 below, even if such amount is being paid out in installments. The amounts so deferred and amounts credited thereon shall be distributed to the Participant or his or her Beneficiary (in the event of the Participant’s death) at the earliest possible date, as determined by the Employer in good faith, on which the deductibility of compensation paid or payable to the Participant for the taxable year of the Employer during which the distribution is made will not be limited by Section 162(m), or if earlier, the effective date of a Change in Control. Notwithstanding anything to the contrary in this Plan, the Deduction Limitation shall not apply to any distributions made after a Change in Control.

1.23	“Deferral Account” shall mean (i) the sum of all of a Participant’s Annual Deferral Amounts, plus (ii) amounts credited in accordance with all the applicable crediting provisions of this Plan that relate to the Participant’s Deferral Account, less (iii) the amount credited to a non-qualified contributory defined benefit plan on behalf of the Participant, pursuant to Section 3.3(c), and less (iv) all distributions made to the Participant or his or her Beneficiary pursuant to this Plan that relate to his or her Deferral Account.

1.24

“Disability” shall mean a period of disability during which a Participant qualifies for permanent disability benefits under the Participant’s Employer’s long-term disability plan, or, if a Participant does not participate in such a plan, a period of disability during

Hughes Electronics Corporation

Executive Deferred Compensation Plan

Master Plan Document

which the Participant would have qualified for permanent disability benefits under such a plan had the Participant been a participant in the Hughes Electronics Corporation Long-Term Disability Plan.

1.25	“Disability Benefit” shall mean the benefit set forth in Article 8.

1.26	“Election Form” shall mean the form established from time to time by the Committee that a Participant completes, signs and returns to the Committee to make an election under the Plan.

1.27	“Employee” shall mean a person who is an employee of any Employer.

1.28	“Employer(s)” shall mean the Company and/or any of its subsidiaries and affiliates (now in existence or hereafter formed or acquired) that have been selected by the Board of Directors to participate in the Plan and have adopted the Plan as a sponsor.

1.29	“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.”

1.30	“First Plan Year” shall mean the period beginning September 1, 1998 and ending December 31, 1998.

1.31	“401(k) Plan” shall be that certain Hughes Non-Bargaining Employees Thrift and Savings Plan, as it may be amended or restated from time to time, and any other such plan as approved by the Committee.

1.32	“Incentive Plan” shall mean the Hughes Electronics Corporation Incentive Plan, as amended.

1.33	“Involuntary Termination” shall mean the severing of employment with all Employers involuntarily for any reason other than Cause, Retirement, Disability, death, or an authorized leave of absence.

1.34	“Involuntary Termination Benefit” shall mean the benefit set forth in Section 7.3.

1.35	“Long-Term Achievement Plan” shall mean the Hughes Electronics Corporation Long-Term Achievement Plan effective January 1, 1993, as it may be amended from time to time.

1.36	“Long-Term Achievement Plan Account” shall mean (i) the sum of all of a Participant’s Annual Long-Term Achievement Plan Amounts deferred into this Plan, plus (ii) amounts credited or debited in accordance with all the applicable crediting and debiting provisions of this Plan that relate to the Participant’s Long-Term Achievement Plan Account, less (iii) all distributions made to the Participant or his or her Beneficiary pursuant to this Plan that relate to the Participant’s Long-Term Achievement Plan Account.

1.37	“Long-Term Achievement Plan Award” shall mean a right to receive incentive compensation under the Long-Term Achievement Plan. The Long-Term Achievement Plan Award may consist of Hughes common stock from the Incentive Plan.

1.38	“Participant” shall mean any Employee (i) who is selected to participate in the Plan, (ii) who elects to participate in the Plan, (iii) who signs a Plan Agreement, an Election Form

Hughes Electronics Corporation

Executive Deferred Compensation Plan

Master Plan Document

and a Beneficiary Designation Form, (iv) whose signed Plan Agreement, Election Form and Beneficiary Designation Form are accepted by the Committee, (v) who commences participation in the Plan, and (vi) whose Plan Agreement has not terminated.

1.39	“Plan” shall mean the Company’s Executive Deferred Compensation Plan, which shall be evidenced by this instrument and by each Plan Agreement, as they may be amended from time to time.

1.40	“Plan Agreement” shall mean a written agreement, as may be amended from time to time, which is entered into by and between an Employer and a Participant. Each Plan Agreement executed by a Participant and the Participant’s Employer shall provide for the entire benefit to which such Participant is entitled under the Plan; should there be more than one Plan Agreement, the Plan Agreement bearing the latest date of acceptance by the Employer shall supersede all previous Plan Agreements in their entirety and shall govern such entitlement. The terms of any Plan Agreement may be different for any Participant, and any Plan Agreement may provide additional benefits not set forth in the Plan or limit the benefits otherwise provided under the Plan; provided, however, that any such additional benefits or benefit limitations must be agreed to by both the Employer and the Participant.

1.41	“Plan Year” shall, except for the First Plan Year, mean a period beginning on January 1 of each calendar year and continuing through December 31 of such calendar year.

1.42	“Preretirement Survivor Benefit” shall mean the benefit set forth in Article 6.

1.43	“Restricted Stock Unit” shall mean a restricted stock unit granted to a Participant under the Incentive Plan.

1.44	“Restricted Stock Unit Account” shall mean (i) the sum of all of a Participant’s Annual Restricted Stock Unit Amounts deferred into this Plan, plus (ii) amounts credited or debited in accordance with all the applicable crediting and debiting provisions of this Plan that relate to the Participant’s Restricted Stock Unit Account, less (iii) all distributions made to the Participant or his or her Beneficiary pursuant to this Plan that relate to the Participant’s Restricted Stock Unit Account.

1.45	“Retirement”, “Retire(s)” or “Retired” shall mean, with respect to an Employee, severance from employment from all Employers for any reason other than a leave of absence, death, Termination for Cause, or Disability on or after (i) the date the Employee satisfies the requirements for retirement with an immediate annuity starting date under the tax-qualified defined benefit pension plan of the Employee’s Employer (if any), or (ii) if the Employee’s Employer does not sponsor a tax-qualified defined benefit pension plan or a tax-qualified defined contribution plan, the date the Employee would have satisfied the requirements for retirement with an immediate annuity starting date under the Hughes Non-Bargaining Retirement Plan (or any successor plan to such plan) had the Employee’s Employer been a sponsor of such plan. For purposes of this Section, an Employee is not considered to have satisfied the requirements for an immediate annuity starting date merely because the Employee is entitled to receive distribution of a small lump sum cash-out or a distribution of Employee contributions and earnings thereon.

Hughes Electronics Corporation

Executive Deferred Compensation Plan

Master Plan Document

1.46	“Retirement Benefit” shall mean the benefit set forth in Article 5.

1.47	“Section 16 Officer” shall mean a Participant who is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 and the regulations promulgated thereunder.

1.48	“Short-Term Payout” shall mean the payout set forth in Section 4.1.

1.49	“Stock” shall mean common stock of the Company.

1.50	“Termination of Employment” shall mean either Involuntary Termination or Termination for Cause, or both.

1.51	“Termination for Cause Benefit” shall mean the benefit set forth in Section 7.1.

1.52	“Termination for Cause” shall mean the severing of employment with all Employers for Cause.

1.53	“Trust” shall mean one or more trusts which may be established pursuant to Article 15.

1.54	“Unforeseeable Financial Emergency” shall mean an unanticipated emergency that is caused by an event beyond the control of the Participant that would result in severe financial hardship to the Participant resulting from (i) a sudden and unexpected illness, accident, or long-term Disability of the Participant or of a dependent of the Participant, (ii) a loss of the Participant’s property due to casualty, or (iii) such other extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, all as determined in the sole discretion of the Committee.

1.55	“Years of Service” shall mean the total number of full years of service for which a Participant is credited for vesting purposes under the 401(k) Plan, including years prior to the effective date of this Plan.

ARTICLE 2

Selection, Enrollment, Eligibility

2.1	Eligibility; Commencement of Participation. Provided an Employee selected to participate in the Plan has met all enrollment requirements set forth in this Plan and required by the Committee, including returning all required documents to the Committee within the specified time period, that Employee shall commence participation in the Plan on the day the Employee completes all enrollment requirements. If an Employee fails to meet all such requirements within the period required, in accordance with Section 2.2, that Employee shall not be eligible to participate in the Plan until the first day of the Plan Year following the delivery to and acceptance by the Committee of the required documents.

2.2	Enrollment Requirements. As a condition to participation, each selected Employee shall complete, execute and return to the Committee an Election Form, a Plan Agreement and any additional forms deemed necessary by the Committee, all within 30 days after he or she is selected to participate in the Plan. In addition, the Committee shall establish from time to time such other enrollment requirements as it determines in its sole discretion are necessary.

Hughes Electronics Corporation

Executive Deferred Compensation Plan

Master Plan Document

2.3	Selection. Participation in the Plan shall be limited to a select group of management or highly compensated Employees of the Employers, as determined by the CEO of the Company in his or her sole discretion. From that group, the CEO of the Company shall select, in his or her sole discretion, Employees to participate in the Plan.

2.4	Termination of Participation and/or Deferrals. If the CEO of the Company determines that a Participant shall no longer be permitted to participate, the CEO shall have the right, in his or her sole discretion, to (i) terminate any deferral election the Participant has made for the remainder of the Plan Year in which the Participant’s membership status changes, (ii) prevent the Participant from making future deferral elections and/or (iii) immediately distribute the Participant’s then Account Balance as a Termination Benefit and terminate the Participant’s participation in the Plan.

ARTICLE 3

Deferral Commitments/Company Matching/Crediting/Taxes

3.1	Minimum Deferral.

(a)	Minimum Deferral. For each Plan Year, a Participant may elect to defer any combination of his or her Base Annual Salary, Annual Bonus, Restricted Stock Units and Long-Term Achievement Plan Awards, if any, such that the total amount of the deferral equals at least $10,000 or any other number otherwise specified by the Committee from time to time. Deferral of a Long-Term Achievement Plan Award shall count toward the $10,000 minimum, regardless of the Plan Year in which such deferred amount shall actually be credited to the Participant’s Account Balance. If an election is made for less than the stated minimum amount, or if no election is made, the amount deferred shall be zero.

(b)	Short Plan Year. Notwithstanding the foregoing, if a Participant first becomes a Participant after the first day of a Plan Year, or in the case of the first Plan Year of the Plan itself, the minimum deferral shall be an amount equal to the minimum set forth above, multiplied by a fraction, the numerator of which is the number of complete months remaining in the Plan Year and the denominator of which is 12.

3.2	Maximum Deferral.

(a)	Maximum Deferral. For each Plan Year, a Participant may elect to defer, in increments of 5%, Base Annual Salary, Annual Bonus, Restricted Stock Units and Annual Long-Term Achievement Plan Amounts up to the following maximum percentages for each deferral elected:

Deferral	Maximum Amount
Base Annual Salary	50%
Annual Bonus	80%
Restricted Stock Units	80%
Annual Long-Term Achievement Plan Amount	80%

Hughes Electronics Corporation

Executive Deferred Compensation Plan

Master Plan Document

(b)	Annual Bonus. A Participant’s election to defer Annual Bonus may specify that no deferral shall be made with respect to the amount of such Participant’s Annual Bonus up to a dollar amount specified by the Participant, and that a specified percentage (up to 80%) shall be deferred to the extent that the Annual Bonus exceeds such specified dollar amount.

(c)	Short Plan Year. Notwithstanding the foregoing, if a Participant first becomes a Participant after the first day of a Plan Year, (i) the maximum Annual Deferral Amount, with respect to Base Annual Salary shall be limited to the amount of compensation not yet earned by the Participant as of the date the Participant submits a Plan Agreement and Election Form to the Committee for acceptance, and (ii) no deferral of the Annual Bonus for such Plan Year shall be permitted unless the Participant enrolls on a timely basis (as determined under Section 2.2) by submitting a Plan Agreement and Election Form to the Committee for acceptance on or before June 30 of such Plan Year.

(d)	Other Restrictions. Any deferral of a Participant’s Restricted Stock Units or Long-Term Achievement Plan Awards, if applicable, shall be subject to any limitations imposed by any Hughes Plan.

3.3	Election to Defer; Effect of Election Form.

(a)	First Plan Year. In connection with a Participant’s commencement of participation in the Plan, the Participant shall make an irrevocable deferral election for the Plan Year in which the Participant commences participation in the Plan, along with such other elections as the Committee deems necessary or desirable under the Plan. For these elections to be valid, the Election Form must be completed and signed by the Participant, timely delivered to the Committee (in accordance with Section 2.2 above) and accepted by the Committee.

(b)	Subsequent Plan Years. For each succeeding Plan Year, an irrevocable deferral election for that Plan Year, and such other elections as the Committee deems necessary or desirable under the Plan, shall be made by timely delivering a new election form to the Committee, in accordance with its rules and procedures, by December 31 of the Plan Year preceding the Plan Year for which the election is made. If no such Election Form is timely delivered for a Plan Year, then the Participant shall be deemed to have elected an Annual Deferral Amount of zero.

(c)

Contribution to Non-Qualified Defined Benefit Plan. For each Participant who participates in a non-qualified defined benefit pension plan in which Employee contributions are required, three percent of such Participant’s Annual Deferral Amount shall not be credited to the Participant’s Deferral Account. The three percent shall be contributed on the Participant’s behalf to a non-qualified defined benefit pension plan as the Employee contribution on account of the Participant’s Annual Deferral Amount. The Annual Company Matching Amount shall be

Hughes Electronics Corporation

Executive Deferred Compensation Plan

Master Plan Document

calculated with respect to the Participant’s entire Annual Deferral Amount, including the three percent which is contributed to the non-qualified defined benefit pension plan.

(d)	Restricted Stock Unit and Long-Term Achievement Plan Award Deferrals. For an election to defer a Restricted Stock Unit to be valid: (i) a separate Election Form must be completed and signed by the Participant with respect to the deferral, and (ii) the Election Form must be timely delivered to the Committee and accepted by the Committee at least 1 year prior to the date the Restricted Stock Unit is scheduled to be paid. If these requirements are not met, then any election by a Participant to defer Restricted Stock Units will be deemed invalid. Notwithstanding the foregoing, as to Participant Michael T. Smith, with respect to the Restricted Stock Unit scheduled to be paid on April 7, 1999, a duly executed Election Form which has been delivered to the Committee at least 6 months prior to the date the Restricted Stock Unit Award is scheduled to be paid, shall be valid. For an election to defer a Long-Term Achievement Plan Award to be valid, (i) a separate Election Form must be completed and signed by the Participant with respect to the deferral, and (ii) the Election Form must be timely delivered to the Committee and accepted by the Committee prior to the commencement of the 3 year cycle with respect to that Long-Term Achievement Plan Award. Notwithstanding the foregoing, a duly executed Election Form which has been delivered to the Committee within the first year of the 3 year cycle with respect to the 1998-2000 Long-Term Achievement Plan Award shall be valid. If these requirements are not met, then any election by a Participant to defer a Long-Term Achievement Plan Award will be deemed invalid.

3.4	Withholding of Annual Deferral Amounts. For each Plan Year, the Base Annual Salary portion of the Annual Deferral Amount shall be withheld from each regularly scheduled Base Annual Salary payroll in equal amounts, as adjusted from time to time for increases and decreases in Base Annual Salary. The Annual Bonus portion of the Annual Deferral Amount shall be withheld at the time the Annual Bonus is or otherwise would be paid to the Participant, whether or not this occurs during the Plan Year itself.

3.5	Withholding of Annual Restricted Stock Unit Amount and Annual Long-Term Achievement Plan Amount. For each Plan Year, the Annual Restricted Stock Unit Amount shall be withheld at the time that the Restricted Stock Unit(s) is, are, or otherwise would be paid to the Participant, whether or not this occurs during the Plan Year itself. For each Plan Year, the Annual Long-Term Achievement Plan Amount(s) shall be withheld at the time that the Long-Term Achievement Plan Award(s) is, are, or otherwise would be paid to the Participant, whether or not this occurs during the Plan Year itself.

3.6

Annual Company Contribution Amount. For each Plan Year, an Employer, in its sole discretion, may, but is not required to, credit any amount it desires to any Participant’s Company Contribution Account under this Plan, which amount shall be for that Participant the Annual Company Contribution Amount for that Plan Year. The amount so

Hughes Electronics Corporation

Executive Deferred Compensation Plan

Master Plan Document

credited to a Participant may be smaller or larger than the amount credited to any other Participant, and the amount credited to any Participant for a Plan Year may be zero, even though one or more other Participants receive an Annual Company Contribution Amount for that Plan Year. The Annual Company Contribution Amount, if any, shall be credited as of the day selected by the Committee, in its sole discretion. The Committee may announce a separate vesting schedule or other separate rules concerning vesting to be applicable to the Annual Company Contribution Amount for any Plan Year or Plan Years; the announcement of such separate vesting schedule or rules shall be made on or prior to the date the Annual Company Contribution Amount for a Plan Year is announced.

3.7	Annual Company Matching Amount. A Participant’s Annual Company Matching Amount for any Plan Year shall be equal to 100% of the Participant’s Annual Deferral Amount for such Plan Year, up to an amount that does not exceed 4% of the Participant’s Annual Deferral Amount. The Annual Company Matching Amount shall be credited from time-to-time during the Plan Year as of the dates the related amounts deferred are withheld from compensation.

3.8	Vesting.

(a)	Vesting. A Participant shall at all times be 100% vested in his or her Deferral Account, Restricted Stock Unit Account, Long-Term Achievement Plan Account, and Company Contribution Account, except as set forth in any announcement under Section 3.6 with respect to an Annual Company Contribution Amount.

(b)	Company Matching Account. A Participant shall be vested in his or her Company Matching Account in accordance with the following schedule:

Years of Service on Date of Termination of Employment	Vested Percentage of Company Matching Account
Less than 3 years	0%

3 years or more	100%

(c)	Special Provision for Vesting of Company Matching Account. Notwithstanding anything to the contrary contained in this Section 3.8, in the event of (i) a Change in Control, (ii) the death of the Participant, (iii) the Disability of the Participant, or (iv) a Participant’s Retirement, a Participant’s Company Matching Account shall immediately become 100% vested (if it is not already vested in accordance with the above vesting schedule or provisions).

(d)

Deduction Limitation. Notwithstanding subsection (c), the vesting schedule for a Participant’s Company Matching Account shall not be accelerated to the extent that the Committee determines that such acceleration would cause the deduction limitations of Section 280G of the Code to become effective. In the event that the balance of a Participant’s Company Matching Account is not vested pursuant to such a determination, the Participant may request independent verification of the Committee’s calculations with respect to the application of Section 280G. In such

Hughes Electronics Corporation

Executive Deferred Compensation Plan

Master Plan Document

case, the Committee must provide to the Participant within 15 business days of such a request an opinion from a nationally recognized accounting firm selected by the Participant (the “Accounting Firm”). The opinion shall state the Accounting Firm’s opinion that any limitation in the vested percentage hereunder is necessary to avoid the limits of Section 280G and contain supporting calculations. The cost of such opinion shall be paid for by the Company.

3.9	Crediting/Debiting of Account Balances. In accordance with, and subject to, the rules and procedures that are established from time to time by the Committee, in its sole discretion, amounts shall be credited or debited to a Participant’s Account Balance in accordance with the following rules:

(a)	Election of Measurement Funds. A Participant, in connection with his or her initial deferral election in accordance with Section 3.3 above, shall elect, on the Election Form, one or more Measurement Fund(s) (as described in Section 3.9(c) below) to be used to determine the additional amounts to be credited to his or her Account Balance for the first calendar quarter or portion thereof in which the Participant commences participation in the Plan and continuing thereafter for each subsequent calendar quarter in which the Participant participates in the Plan, unless changed in accordance with the next sentence. Commencing with the first calendar quarter that follows the Participant’s commencement of participation in the Plan and continuing thereafter for each subsequent calendar quarter in which the Participant participates in the Plan, no later than the next to last business day of the calendar quarter, the Participant may (but is not required to) allocate his or her Account Balance and/or additional amounts to be credited to his or her Account Balance among one or more Measurement Fund(s) from among the Measurement Funds set forth in Section 3.9(c) below. The Participant shall make the allocation in the previous sentence by submitting an Election Form to the Committee that is accepted by the Committee. If an election is made in accordance with the previous sentence, it shall apply to the next calendar quarter and continue thereafter for each subsequent calendar quarter in which the Participant participates in the Plan, unless changed in accordance with the previous sentence.

(b)	Proportionate Allocation. In making any election described in Section 3.9(a) above, the Participant shall specify on the Election Form, in increments of five percentage points (5%), the percentage of his or her Account Balance to be allocated to a Measurement Fund (as if the Participant was making an investment in that Measurement Fund with that portion of his or her Account Balance).

Hughes Electronics Corporation

Executive Deferred Compensation Plan

Master Plan Document

(c)	Measurement Funds. The Participant may elect the following measurement fund(s) (the “Measurement Fund(s)”), for the purpose of crediting additional amounts to his or her Account Balance:

(i)	10-Year Bond Index Measurement Fund. Amounts deemed invested in the 10-Year Bond Index Measurement Fund shall be credited with nominal interest at no less than 100% of the 10-Year Bond Crediting Rate. The 10-Year Bond Crediting Rate for a Plan Year shall be a fixed rate, stated as an annual rate, determined and announced by the Committee before the Plan Year for which it is to be used that (i) is published in The Wall Street Journal under the heading of “Bond Market Data Bank-Bond Yields” (or, if The Wall Street Journal is not then published, in any similar news provider) and (ii) is equal to the average U.S. Treasury 10-year bond yield calculated for the month of October that immediately precedes the Plan Year for which the rate is to be used. Alternatively, for each Plan Year, an Employer, in its sole discretion, may, but is not required to, credit amounts deemed invested in the 10-Year Bond Index Measurement Fund with interest at a Bonus Rate which exceeds 100% of the 10-Year Bond Crediting Rate. Any such Bonus Rate must be determined and announced by the Employer before the Plan Year for which it is to be used.

(ii)	Hughes Common Stock Measurement Fund. This measurement fund tracks the performance of Hughes common stock.

Except as provided below, the Committee may, in its sole discretion, discontinue, substitute or add a Measurement Fund. Each such action will take effect as of the first day of the month that follows by 30 days the day on which the Committee gives Participants advance written notice of such change. Notwithstanding the foregoing, the Committee shall have no power to discontinue the 10-Year Bond Index Measurement Fund with respect to any and all then existing Account Balances allocated thereto.

(d)	Valuation. The performance of each elected Measurement Fund (either positive or negative) will be determined by the Committee, in its sole discretion, based on the performance of the Measurement Funds themselves. A Participant’s Account Balance shall be valued on a daily basis based on the performance of each Measurement Fund selected by the Participant, as though (i) a Participant’s Account Balance were invested in the Measurement Fund(s) in the percentages applicable to such month, as of the date the amount deferred would have been paid as compensation but for the deferral, at the closing price on such date; and (ii) any distribution made to a Participant that decreases such Participant’s Account Balance ceased being invested in the Measurement Fund(s), in the percentages applicable to such month, on the third business day prior to the distribution, at the closing price on such date.

(e)	Section 16 Officer. Notwithstanding any provision of this Plan to the contrary, in no event may a Participant who is a Section 16 Officer elect to (i) defer any portion of his or her Annual Deferral Amount into the Hughes Common Stock Measurement Fund, or (ii) transfer Restricted Stock Units or Long-Term Achievement Plan Awards out of the Hughes Common Stock Measurement Fund. Any election by a Section 16 Officer in violation of the preceding sentence shall be null and void.

Hughes Electronics Corporation

Executive Deferred Compensation Plan

Master Plan Document

(f)	No Actual Investment. Notwithstanding any other provision of this Plan that may be interpreted to the contrary, the Measurement Funds are to be used for measurement purposes only, and a Participant’s election of any such Measurement Fund, the allocation to his or her Account Balance thereto, the calculation of additional amounts and the crediting or debiting of such amounts to a Participant’s Account Balance shall not be considered or construed in any manner as an actual investment of his or her Account Balance in any such Measurement Fund. In the event that the Company decides to invest funds in any or all of the Measurement Funds, no Participant shall have any rights in or to such investments themselves. Without limiting the foregoing, a Participant’s Account Balance shall at all times be a bookkeeping entry only and shall not represent any investment made on his or her behalf by the Company; the Participant shall at all times remain an unsecured creditor of the Company.

3.10	FICA and Other Taxes.

(a)	Annual Deferral Amounts. For each Plan Year in which an Annual Deferral Amount is being withheld from a Participant, the Participant’s Employer(s) shall withhold from that portion of the Participant’s Base Annual Salary and Bonus that is not being deferred, in a manner determined by the Employer(s), the Participant’s share of FICA and other employment taxes on such Annual Deferral Amount. If necessary, the Committee may reduce the Annual Deferral Amount in order to comply with this Section 3.10.

(b)	Company Matching Amounts. For each Plan Year in which a Participant is credited with an Annual Company Matching Amount, the Participant’s Employer(s) shall withhold from the Participant’s Base Annual Salary and/or Bonus that is not deferred, in a manner determined by the Employer(s), the Participant’s share of FICA and other employment taxes. If necessary, the Committee may reduce the Participant’s Company Matching Account in order to comply with this Section 3.10.

(c)	Restricted Stock Units and Long-Term Achievement Plan Awards. For each Plan Year in which an amount is being deferred into this Plan from either the Incentive Plan or the Long-Term Achievement Plan, the Participant’s Employer(s) shall withhold from that portion of the Participant’s Base Annual Salary and Annual Bonus that are not being deferred, in a manner determined by the Employer(s), the Participant’s share of FICA and other employment taxes on such deferrals. If necessary, the Committee may reduce the Annual Restricted Stock Unit Amount or Annual Long-Term Achievement Plan Amount in order to comply with this Section 3.10.

Hughes Electronics Corporation

Executive Deferred Compensation Plan

Master Plan Document

3.11	Taxation of Distributions. The Participant’s Employer(s), or the trustee of the Trust, shall withhold from any payments made to a Participant under this Plan all federal, state and local income, employment and other taxes required to be withheld by the Employer(s), or the trustee of the Trust, in connection with such payments, in amounts and in a manner to be determined in the sole discretion of the Employer(s) and the trustee of the Trust.

3.12	Small Distributions. Notwithstanding anything to the contrary herein, if a Participant’s Account Balance upon an Involuntary Termination of Employment is $10,000 or less, then such amount shall be distributed in a single lump sum as soon as administratively feasible, notwithstanding the Participant’s election, and notwithstanding any of the provisions of Articles 4 through 8.

3.13	Notwithstanding anything in this Plan to the contrary, a Participant’s Long-Term Achievement Plan Account and Restricted Stock Unit Account shall be distributed only in Stock.

ARTICLE 4

Short-Term Payout; Unforeseeable Financial Emergencies; Withdrawal Election

4.1	Short-Term Payout. In connection with each election to defer an Annual Deferral Amount, a Participant may irrevocably elect to receive a future “Short-Term Payout” from the Plan with respect to any one or more of the Participant’s Annual Deferral Amount, Annual Restricted Stock Unit Amount, and Annual Long-Term Achievement Plan Amount which relates or relate to such Plan Year. Subject to the Deduction Limitation, the Short-Term Payout shall be a lump sum payment of the Annual Deferral Amount, Annual Restricted Stock Unit Amount, and/or Annual Long-Term Achievement Plan Amount plus amounts credited or debited in the manner provided in Section 3.9 above on those amounts, determined at the time that the Short-Term Payout becomes payable. Subject to the Deduction Limitation and the other terms and conditions of this Plan, each Short-Term Payout elected shall be paid out during a period ending 90 days after the last day of any Plan Year designated by the Participant that is at least 3 Plan Years after the Plan Year in which the Annual Deferral Amount is actually deferred, or the Annual Restricted Stock Unit Amount or Annual Long-Term Achievement Plan Amount is actually credited to the Participant’s Account Balance, as the case may be. By way of example, if a 3 year Short-Term Payout is elected in the Plan Year commencing January 1, 1999 for an Annual Deferral Amount actually deferred in that Plan Year, and/or for an Annual Restricted Stock Unit Amount or Annual Long-Term Achievement Plan Amount actually credited to the Participant’s Account Balance in that Plan Year, the 3 year Short-Term Payout would become payable during a 90 day period commencing January 1, 2003. No Short-Term Payout shall be made from the Company Matching Account or the Company Contribution Account.

4.2	Short-Term Payout Takes Precedence Over Other Benefits. Should an event occur that triggers a benefit under Article 5, 6, 7 or 8, any Annual Deferral Amount, Annual Restricted Stock Unit Amount or Annual Long-Term Achievement Plan Amount, plus amounts credited or debited thereon, that is or are subject to a Short-Term Payout election under Section 4.1, such amount shall not be paid in accordance with Section 4.1 above but shall be paid in accordance with the other applicable Article.

Hughes Electronics Corporation

Executive Deferred Compensation Plan

Master Plan Document

4.3	Withdrawal Payout/Suspensions for Unforeseeable Financial Emergencies. If the Participant experiences an Unforeseeable Financial Emergency, the Participant may petition the Committee to (i) suspend any deferrals required to be made by a Participant and/or (ii) receive a partial or full payout from the Plan. The payout shall not exceed the lesser of the Participant’s Account Balance, calculated as if such Participant were receiving a Termination Benefit, or the amount reasonably needed to satisfy the Unforeseeable Financial Emergency. If, subject to the sole discretion of the Committee, the petition for a suspension and/or payout is approved, suspension shall take effect upon the date of approval and any payout shall be made in a lump sum within 90 days of the date of approval. If a Participant’s petition under this section is approved, then the Participant shall not be entitled to complete a new Election Form for the Plan Year in which the payout to the Participant occurs or the immediate subsequent Plan Year. Accordingly, no further deferral shall be allowed for the Plan Year in which such payout occurred, and no deferral shall be allowed for the immediately subsequent Plan Year. The payment of any amount under this Section 4.3 shall not be subject to the Deduction Limitation. Notwithstanding anything in this Plan to the contrary, a Participant’s Long-Term Achievement Plan Account and Restricted Stock Unit Account shall be distributed only in Stock.

4.4

Early Withdrawal. Except as otherwise provided in this Section 4.4, a Participant (or, after a Participant’s death, his or her Beneficiary) may elect, at any time, to withdraw any or all of his or her Account Balance, calculated as if there had occurred a Termination of Employment as of the day of the election, less a withdrawal penalty equal to 10% (for elections given within 2 years following a Change of Control, 5%) of such amount (the net amount shall be referred to as the “Withdrawal Amount”). Notwithstanding the foregoing, the Withdrawal Amount must equal at least $20,000. This election can be made at any time, before or after Retirement, Disability, death or Termination of Employment, and whether or not the Participant (or Beneficiary) is in the process of being paid pursuant to an installment payment schedule. If made before Retirement, Disability or death, a Participant’s Withdrawal Amount shall be his or her Account Balance calculated as if there had occurred a Termination of Employment as of the day of the election. The Participant (or his or her Beneficiary) shall make this election by giving the Committee advance written notice of the election in a form determined from time to time by the Committee. The Participant (or his or her Beneficiary) shall be paid the Withdrawal Amount within 90 days of his or her election. Once the Withdrawal Amount is paid, then deferrals from the Participant’s Base Salary shall cease as soon as administratively feasible. The Participant shall not be entitled to complete a new Election Form for the Plan Year in which such withdrawal occurs, or the subsequent 2 Plan Years. Accordingly, no further deferral shall be allowed for the Plan Year in which such withdrawal occurred, and no deferral shall be allowed for the next 2 immediately subsequent Plan Years. The payment of any amount under this Section 4.4 shall be subject to the Deduction Limitation; provided, however, that for elections to withdraw

Hughes Electronics Corporation

Executive Deferred Compensation Plan

Master Plan Document

given within 2 years of a Change in Control, the Deduction Limitation shall not apply. Notwithstanding anything in this Plan to the contrary, a Participant’s Long-Term Achievement Plan Account and Restricted Stock Unit Account shall be distributed only in Stock.

ARTICLE 5

Retirement Benefit

5.1	Retirement Benefit. Subject to the Deduction Limitation, a Participant who Retires shall receive, as a Retirement Benefit, his or her Account Balance.

5.2	Payment of Retirement Benefit. A Participant, in connection with his or her commencement of participation in the Plan, shall elect on an Election Form to receive the Retirement Benefit in a lump sum or pursuant to an Annual Installment Method of 5, 10 or 15 years. The Participant may annually change his or her election to an allowable alternative payout period by submitting a new Election Form to the Committee, provided that any such Election Form is submitted at least 1 year prior to the Participant’s Retirement and is accepted by the Committee in its sole discretion. The Election Form most recently accepted by the Committee at least 1 year prior to Retirement shall govern the payout of the Retirement Benefit. If a Participant does not make any election with respect to the payment of the Retirement Benefit, then such benefit shall be payable pursuant to an Annual Installment Method of 15 years. The lump sum payment shall be made, or installment payments shall commence, no later than 90 days after the last day of the Plan Year in which the Participant Retires. Any payment made shall be subject to the Deduction Limitation. Notwithstanding anything in this Plan to the contrary, a Participant’s Long-Term Achievement Plan Account and Restricted Stock Unit Account shall be distributed only in Stock.

5.3	Death Prior to Completion of Retirement Benefit. If a Participant dies after Retirement but before the Retirement Benefit is paid in full, the Participant’s unpaid Retirement Benefit payments shall continue and shall be paid to the Participant’s Beneficiary (a) according to the Election Form most recently accepted by the Committee at least 1 year prior to the Participant’s death, or (b) in a lump sum or in a fewer number of annual installments, if requested by the Participant at least 1 year prior to his or death and allowed in the sole discretion of the Committee, that is equal to the Participant’s unpaid remaining Account Balance. Notwithstanding anything in this Plan to the contrary, a Participant’s Long-Term Achievement Plan Account and Restricted Stock Unit Account shall be distributed only in Stock.

ARTICLE 6

Preretirement Survivor Benefit

6.1	Preretirement Survivor Benefit. Subject to the Deduction Limitation, the Participant’s Beneficiary shall receive a Preretirement Survivor Benefit equal to the Participant’s remaining Account Balance if the Participant dies before payment of the Participant’s entire Account Balance.

Hughes Electronics Corporation

Executive Deferred Compensation Plan

Master Plan Document

6.2	Payment of Preretirement Survivor Benefit. A Participant, in connection with his or her commencement of participation in the Plan, shall elect on an Election Form to receive the Preretirement Survivor Benefit in a lump sum or pursuant to an Annual Installment Method of 5, 10 or 15 years. The Participant may annually change his or her election to an allowable alternative payout period by submitting a new Election Form to the Committee, provided that any such Election Form is submitted at least 1 year prior to the Participant’s death and is accepted by the Committee in its sole discretion. The Election Form most recently accepted by the Committee at least 1 year prior to the Participant’s death shall govern the payout of the Preretirement Survivor Benefit. If a Participant does not make any election with respect to the payment of the Preretirement Survivor Benefit, then such benefit shall be payable pursuant to an Annual Installment Method of 15 years. The lump sum payment shall be made, or installment payments shall commence, no later than 90 days after the last day of the Plan Year in which the Participant dies. Any payment made shall be subject to the Deduction Limitation. Notwithstanding anything in this Plan to the contrary, a Participant’s Long-Term Achievement Plan Account and Restricted Stock Unit Account shall be distributed only in Stock.

ARTICLE 7

Termination for Cause Benefit; Involuntary Termination Benefit

7.1	Termination for Cause Benefit. Upon a Termination for Cause, the Participant shall receive his or her Account Balance as provided in Section 7.2 below, subject to the Deduction Limitation.

7.2	Payment of Termination for Cause Benefit. The Termination Benefit shall be paid in a lump sum. The lump sum payment shall be made no later than 90 days after the date of the Participant’s Termination for Cause. Any payment made shall be subject to the Deduction Limitation. The non-vested portions of the Participant’s Company Contribution Account and Company Matching Account are forfeited upon Termination for Cause. Notwithstanding anything in this Plan to the contrary, a Participant’s Long-Term Achievement Plan Account and Restricted Stock Unit Account shall be distributed only in Stock.

7.3	Involuntary Termination Benefit. Upon an Involuntary Termination of Employment, the Participant shall receive his or her Account Balance as provided in Section 7.4 below, subject to both the Deduction Limitation and Section 3.12.

7.4

Payment of Involuntary Termination Benefit. A Participant, in connection with his or her commencement of participation in the Plan, shall elect on an Election Form to receive the Involuntary Termination Benefit in a lump sum or pursuant to an Annual Installment Method of 5 years. The Participant may annually change his or her election to an allowable alternative payout period by submitting a new Election Form to the Committee, provided that any such Election Form is submitted at least 1 year prior to the Participant’s Involuntary Termination and is accepted by the Committee in its sole discretion. The Election Form most recently accepted by the Committee at least one year prior to the Involuntary Termination shall govern the payout of the Involuntary Termination Benefit. If a Participant does not make any election with respect to the payment of the Involuntary

Hughes Electronics Corporation

Executive Deferred Compensation Plan

Master Plan Document

Termination Benefit, then such benefit shall be payable pursuant to an Annual Installment Method of 5 years. The payment(s) shall commence, no later than 90 days after the last day of the Plan Year of the Involuntary Termination. The non-vested portions of the Participant’s Company Contribution Account and Company Matching Account are forfeited upon Involuntary Termination of Employment. Notwithstanding anything in this Plan to the contrary, a Participant’s Long-Term Achievement Plan Account and Restricted Stock Unit Account shall be distributed only in Stock.

ARTICLE 8

Disability Benefit

8.1	Continued Eligibility; Disability Benefit. A Participant suffering a Disability shall, for benefit purposes under this Plan, continue to be considered to be employed and shall be eligible for the benefits provided for in Articles 4, 5, 6 or 7 in accordance with the provisions of those Articles. Notwithstanding the above, the Committee shall have the right, in its sole and absolute discretion and for purposes of this Plan only, to deem the Participant to have Retired, at any time after such Participant is determined to be suffering a Disability, in which case the Participant shall receive a Disability Benefit equal to his or her Account Balance at the time of the Committee’s determination, payable in accordance with Article 5. The Disability Benefit shall commence within 90 days of the Committee’s exercise of such right. Any payment made shall be subject to the Deduction Limitation. Notwithstanding anything in this Plan to the contrary, a Participant’s Long-Term Achievement Plan Account and Restricted Stock Unit Account shall be distributed only in Stock.

ARTICLE 9

Beneficiary Designation

9.1	Beneficiary. Each Participant shall have the right, at any time, to designate his or her Beneficiary(ies) (both primary as well as contingent) to receive any benefits payable under the Plan to a beneficiary upon the death of a Participant. The Beneficiary designated under this Plan may be the same as or different from the Beneficiary designation under any other plan of an Employer in which the Participant participates.

9.2	Beneficiary Designation; Change; Spousal Consent. A Participant shall designate his or her Beneficiary by completing and signing the Beneficiary Designation Form, and returning it to the Committee or its designated agent. A Participant shall have the right to change a Beneficiary by completing, signing and otherwise complying with the terms of the Beneficiary Designation Form and the Committee’s rules and procedures, as in effect from time to time. If the Participant names someone other than his or her spouse as a Beneficiary, a spousal consent, in the form designated by the Committee, must be signed by that Participant’s spouse and returned to the Committee. Upon the acceptance by the Committee of a new Beneficiary Designation Form, all Beneficiary designations previously filed shall be canceled. The Committee shall rely on the last Beneficiary Designation Form filed by the Participant and accepted by the Committee prior to his or her death.

Hughes Electronics Corporation

Executive Deferred Compensation Plan

Master Plan Document

9.3	Acknowledgment. No designation or change in designation of a Beneficiary shall be effective until received and acknowledged in writing by the Committee or its designated agent.

9.4	No Beneficiary Designation. If a Participant fails to designate a Beneficiary as provided in Sections 9.1, 9.2 and 9.3 above or, if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant’s benefits, then the Participant’s designated Beneficiary shall be deemed to be his or her surviving spouse. If the Participant has no surviving spouse, the benefits remaining under the Plan to be paid to a Beneficiary shall be payable to the executor or personal representative of the Participant’s estate.

9.5	Dissolution of Marriage. Upon the dissolution of marriage of a Participant, any designation of the Participant’s former spouse as a Beneficiary shall be treated as though the Participant’s former spouse had predeceased the Participant, unless (i) the Participant executes another Beneficiary designation that complies with Section 9.2 and that clearly names such former spouse as a Beneficiary, or (ii) a court order presented to the Committee prior to distribution on behalf of the Participant explicitly requires the Participant to continue to maintain the former spouse as the Beneficiary. In any case in which the Participant’s former spouse is treated under the Participant’s Beneficiary Designation as having predeceased the Participant, no heirs or other beneficiaries of the former spouse shall receive benefits from the Plan as a Beneficiary of the Participant except as provided otherwise in the Participant’s Beneficiary Designation.

9.6	Doubt as to Beneficiary. If the Committee has any doubt as to the proper Beneficiary to receive payments pursuant to this Plan, the Committee shall have the right, exercisable in its discretion, to cause the Participant’s Employer to withhold such payments until this matter is resolved to the Committee’s satisfaction.

9.7	Discharge of Obligations. The payment of benefits under the Plan to a Beneficiary shall fully and completely discharge all Employers and the Committee from all further obligations under this Plan with respect to the Participant, and that Participant’s Plan Agreement shall terminate upon such full payment of benefits.

ARTICLE 10

Leave of Absence

10.1	Paid Leave of Absence. If a Participant is authorized by the Participant’s Employer for any reason to take a paid leave of absence from the employment of the Employer, the Participant shall continue to be considered employed by the Employer and the Annual Deferral Amount, Annual Restricted Stock Unit Amount and Annual Long-Term Achievement Plan Amount of such Participant shall continue to be withheld during such paid leave of absence in accordance with Sections 3.4 and 3.5.

10.2

Unpaid Leave of Absence. If a Participant is authorized by the Participant’s Employer for any reason to take an unpaid leave of absence from the employment of the Employer, the Participant shall continue to be considered employed by the Employer and the

Hughes Electronics Corporation

Executive Deferred Compensation Plan

Master Plan Document

Participant shall be excused from making deferrals of Base Annual Salary and/or Annual Bonus until the earlier of the date the leave of absence expires or the Participant returns to a paid employment status. Upon such expiration or return, deferrals of Base Annual Salary and/or Annual Bonus shall resume for the remaining portion of the Plan Year in which the expiration or return occurs, based on the deferral election, if any, made for that Plan Year. In no election was made for that Plan Year, no deferral shall be withheld. Deferrals of Annual Restricted Stock Unit Amounts and Annual Long-Term Achievement Plan Awards shall continue to be withheld during any such paid leave of absence in accordance with Sections 3.4 and 3.5.

ARTICLE 11

Termination, Amendment or Modification

11.1	Termination. Although each Employer anticipates that it will continue the Plan for an indefinite period of time, there is no guarantee that any Employer will continue the Plan or will not terminate the Plan at any time in the future. Accordingly, except as otherwise provided in this Section 11.1, each Employer reserves the right to discontinue its sponsorship of the Plan and/or to terminate the Plan at any time with respect to any or all of its participating Employees by action of its board of directors. Notwithstanding the preceding sentence, the Plan may not be terminated without the consent of a majority of the Participants during any period beginning on the date of a Change in Control of the Company and ending two years thereafter. Upon the termination of the Plan with respect to any Employer, the Plan Agreements of the affected Participants who are employed by that Employer shall terminate and their Account Balances, determined as if they had experienced an Involuntary Termination on the date of Plan termination or, if Plan termination occurs after the date upon which a Participant was eligible to Retire, then with respect to that Participant as if he or she had Retired on the date of Plan termination, shall be paid to the Participants as set forth in the next sentence. An Employer shall have the right, in its sole discretion, and notwithstanding any elections made by the Participant, to pay such benefits in a lump sum or pursuant to an Annual Installment Method of up to 5 years, with amounts credited and debited during the installment period as provided herein. The termination of the Plan shall not adversely affect any Participant or Beneficiary who has become entitled to the payment of any benefits under the Plan as of the date of termination; provided however, that the Employer shall have the right to accelerate installment payments without a premium or prepayment penalty by paying the Account Balance in a lump sum or pursuant to an Annual Installment Method using fewer years, but only if the Actuarial Equivalent of all payments that will have been received by a Participant at any given point of time under the different payment schedule, using as a mortality assumption the 1983 Group Annuity Table and an interest rate of 7%, shall equal or exceed the present value of all payments that would have been received at that point in time under the original payment schedule. Notwithstanding anything in this Plan to the contrary, a Participant’s Long-Term Achievement Plan Account and Restricted Stock Unit Account shall be distributed only in Stock.

11.2	Amendment. Except as otherwise provided in this Section 11.2, the Company may, at any time, amend or modify the Plan in whole or in part by the action of the Board of

Hughes Electronics Corporation

Executive Deferred Compensation Plan

Master Plan Document

Directors; provided, however, that no amendment or modification shall be effective to decrease or restrict the value of a Participant’s Account Balance in existence at the time the amendment or modification is made, calculated as if the Participant had experienced an Involuntary Termination as of the effective date of the amendment or modification or, if the amendment or modification occurs after the date upon which the Participant was eligible to Retire, the Participant had Retired as of the effective date of the amendment or modification, and no amendment shall eliminate the crediting and debiting of Account Balances under Section 3.9, or provide for the elimination of the 10-Year Bond Index Measurement Fund, without providing for a Measurement Fund with a rate of return at least substantially similar to the 10-Year Bond Index Measurement Fund. Notwithstanding the preceding sentence, the Plan may not be amended without the consent of a majority of the Participants during any period beginning on the date of a Change in Control of the Company and ending two years thereafter. The amendment or modification of the Plan shall not affect any Participant or Beneficiary who has become entitled to the payment of benefits under the Plan as of the date of the amendment or modification; provided, however, that the Employer shall have the right to accelerate installment payments by paying the Account Balance in a lump sum or pursuant to an Annual Installment Method using fewer years, but only if the Actuarial Equivalent of all payments that will have been received by a Participant at any given point of time under the different payment schedule, shall equal or exceed the present value of all payments that would have been received at that point in time under the original payment schedule. Notwithstanding anything in this Plan to the contrary, a Participant’s Long-Term Achievement Plan Account and Restricted Stock Unit Account shall be distributed only in Stock.

11.3	Plan Agreement. Despite the provisions of Sections 11.1 and 11.2 above, if a Participant’s Plan Agreement contains benefits or limitations that are not in this Plan document, the Employer may only amend or terminate such provisions with the consent of the Participant.

11.4	Effect of Payment. The full payment of the applicable benefit under Articles 4, 5, 6, 7 or 8 of the Plan shall completely discharge all obligations to a Participant and his or her designated Beneficiaries under this Plan and the Participant’s Plan Agreement shall terminate.

Hughes Electronics Corporation

Executive Deferred Compensation Plan

Master Plan Document

ARTICLE 12

Administration

12.1	Committee Duties. This Plan shall be administered by a Committee which shall be appointed by the CEO. Members of the Committee may be Participants under this Plan. The Committee shall also have the discretion and authority to (i) make, amend, interpret, and enforce all appropriate rules and regulations for the administration of this Plan and (ii) decide or resolve any and all questions including interpretations of this Plan, as may arise in connection with the Plan. Any individual serving on the Committee who is a Participant shall not vote or act on any matter relating solely to himself or herself. When making a determination or calculation, the Committee shall be entitled to rely on information furnished by a Participant or the Company.

12.2	Delegation. In the administration of this Plan, the Committee may, from time to time, employ agents (who may be Participants) and delegate to them such duties as it sees fit (including exercise, on behalf of the Committee, and decision, including discretionary decisions, reserved to the Committee under this Plan or under law) and may from time to time consult with counsel who may be counsel to any Employer. Unless the Committee provides otherwise, persons to whom duties have been delegated may themselves delegate such duties to other persons.

12.3	Binding Effect of Decisions. The decision or action of the Committee with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan, except that following a Change of Control, any decision of the Committee concerning the claim of a Participant or Beneficiary shall be reviewed de novo pursuant to Article 14.

12.4	Indemnity of Committee. All Employers shall indemnify and hold harmless the members of the Committee, and any Employee or agent to whom the duties of the Committee may be delegated, against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to this Plan, except in the case of willful misconduct by the Committee or any of its members or any such Employee.

12.5	Employer Information. To enable the Committee to perform its functions, each Employer shall supply full and timely information to the Committee on all matters relating to the compensation of its Participants, the date and circumstances of the Retirement, Disability, death or Termination of Employment of its Participants, and such other pertinent information as the Committee may reasonably require.

Hughes Electronics Corporation

Executive Deferred Compensation Plan

Master Plan Document

ARTICLE 13

Other Benefits and Agreements

13.1	Coordination with Other Benefits. The benefits provided for a Participant and Participant’s Beneficiary under the Plan are in addition to any other benefits available to such Participant under any other plan or program for Employees of the Participant’s Employer. The Plan shall supplement and shall not supersede, modify or amend any other such plan or program except as may otherwise be expressly provided.

ARTICLE 14

Claims Procedures

14.1	Presentation of Claim. Any Participant or Beneficiary of a deceased Participant (such Participant or Beneficiary being referred to below as a “Claimant”) may deliver to the Committee a written claim for a determination with respect to the amounts distributable to such Claimant from the Plan.

14.2	Notification of Decision. The Committee shall consider a Claimant’s claim within 90 days unless the Committee determines that special circumstances exist, in which case the Committee shall consider a Claimant’s claim within 180 days, and shall notify the Claimant before the expiration of the original 90 day period that the additional 90 days may be used to consider the claim. The Committee shall notify the Claimant in writing:

(a)	that the Claimant’s requested determination has been made, and that the claim has been allowed in full; or

(b)	that the Committee has reached a conclusion contrary, in whole or in part, to the Claimant’s requested determination, and such notice must set forth in a manner calculated to be understood by the Claimant:

(i)	the specific reason(s) for the denial of the claim, or any part of it;

(ii)	specific reference(s) to pertinent provisions of the Plan upon which such denial was based;

(iii)	a description of any additional material or information necessary for the Claimant to perfect the claim, and an explanation of why such material or information is necessary; and

(iv)	an explanation of the claim review procedure set forth in Section 14.3 below.

For claims submitted within two years following a Change in Control, the claim shall be considered and the notification shall be provided within 30 days, and the 30-day period shall not be extended (whether or not special circumstances exist) except with the written consent of the Claimant. If the Committee has not provided the forgoing notification within the applicable time limits stated above, the Claimant may treat the claim as denied in full.

Hughes Electronics Corporation

Executive Deferred Compensation Plan

Master Plan Document

14.3	Review of a Denied Claim. Within 60 days after receiving a notice from the Committee that a claim has been denied, in whole or in part, or within 60 days of the date a claim is deemed denied as a result of the Committee not having provided notification under Section 14.2, a Claimant (or the Claimant’s duly authorized representative) may file with the Committee a written request for a review of the denial of the claim. The Claimant (or the Claimant’s duly authorized representative):

(a)	may review pertinent documents;

(b)	may submit written comments or other documents; and/or

(c)	may request a hearing, which the Committee, in its sole discretion, may grant.

14.4	Decision on Review. The Committee shall render its decision on review promptly, and not later than 60 days after the filing of a written request for review of the denial, unless the Committee determines that special circumstances exist, in which case the Committee shall render its decision on review within 120 days after the filing of the written request for review of the denial, and shall notify the Claimant before the expiration of the original 60 day period that the additional 60 days may be used to render its decision. Such decision must be written in a manner calculated to be understood by the Claimant, and it must contain:

(a)	specific reasons for the decision;

(b)	specific reference(s) to the pertinent Plan provisions upon which the decision was based; and

(c)	such other matters as the Committee deems relevant.

For reviews requested of claims submitted within two years of a Change in Control, the 60 day period shall not be extended (whether or not special circumstances exist) except with the written consent of the Claimant. If the Committee has not provided the forgoing notification within the applicable time limits stated above, the Claimant may treat the claim as denied in full upon review.

14.5	Arbitration.

(a)	Following the denial of a claim (including a deemed denial) under Section 14.4, the Claimant must submit any claim for payment under the Plan or any dispute regarding the interpretation of the Plan to final and binding arbitration in Los Angeles, California in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association (the “AAA”) then existing. Judgment upon any award rendered by an arbitrator may be entered in any court having jurisdiction.

(b)	Subject to Section 14.5(a) hereof, any demand by a Claimant for arbitration may be filed with the AAA and served on the Company at any time within the period covered by the applicable statute of limitations.

Hughes Electronics Corporation

Executive Deferred Compensation Plan

Master Plan Document

(c)	There shall be one arbitrator who will be appointed by mutual agreement of the Claimant and the Company, or failing such agreement, in the following manner. The AAA shall furnish the Claimant and the Company with a list of potential arbitrators. In no event may the parties review more than three lists. Once a particular list has been accepted by both the Claimant and the Company, the parties shall alternatively eliminate the names of the arbitrators until only one name remains. That remaining person shall be appointed the arbitrator. The Claimant and the Company shall draw lots to decide which party shall eliminate the first name of the list.

(d)	The arbitrator shall commence a hearing on the matter within 45 days of his or her appointment and shall continue the proceedings without substantial interruption until all evidence and arguments are presented.

(e)	Subject to legal privileges, each party shall be entitled to reasonable and limited discovery through written requests for information, document requests, request for stipulation of fact and depositions (not more than three depositions), the nature and extent thereof shall be determined by the parties in accordance with the Federal Rules of Civil Procedure; provided that if the Claimant and the Company cannot agree on the terms of such discovery, the nature and extent thereof shall be determined by the arbitrator who shall take into account the needs of the parties and the desirability of making discovery expeditious and cost effective.

(f)	The arbitrator shall not extend, modify or suspend any of the terms of this Article 14.

(g)	The arbitrator’s award shall be rendered as expeditiously as possible and in no event later than 30 days after the close of the hearing and shall set forth the reasoning for the decision. In the event the arbitrator finds that the Claimant is entitled to the benefits he claimed, the arbitrator shall order the Company and/or the Trustee, if any, to pay such benefits, in the amounts and at such time as the arbitrator determines. If a Trust is in existence, the obligation of the Trustee to pay such benefits shall not, however, exceed the assets of the trust and the Company shall be jointly and severally liable for any amount that the Trustee is ordered to pay. The award of the arbitrator shall be final and binding on the parties. The Company shall thereupon pay the Claimant immediately the amount that the arbitrator orders to be paid in the manner described in the award.

(h)	If the arbitrator determines either that the Claimant is entitled to the claimed benefits or that the claim by the Claimant was made in good faith, the arbitrator may, in the arbitrator’s discretion, direct the Company to pay to the Claimant in accordance with such order an amount equal to the Claimants’ expenses in pursuing the claim, including attorneys’ fees, in an amount determined by the arbitrator.

Hughes Electronics Corporation

Executive Deferred Compensation Plan

Master Plan Document

(i)	The decision and award (if any) of the arbitrator may be enforced in any appropriate court of competent jurisdiction as soon as possible after it rendition. If any action is brought to confirm the decision and award, no appeal shall be taken by the Claimant or the Company from any decision rendered in such action.

ARTICLE 15

Trust

15.1	Establishment of Trust. The Company may establish a Trust, and each Employer may at least annually transfer over to the Trust such assets as the Employer determines, in its sole discretion, are necessary to provide, on a present value basis, for its respective future liabilities created with respect to the Annual Deferral Amounts, Annual Company Contribution Amounts, Company Matching Amounts, Annual Restricted Stock Unit Amounts and Annual Long-Term Achievement Plan Amounts for such Employer’s Participants for all periods prior to the transfer, as well as any debits and credits to the Participants’ Account Balances for all periods prior to the transfer, taking into consideration the value of the assets in the trust at the time of the transfer.

15.2	Interrelationship of the Plan and the Trust. The provisions of the Plan and the Plan Agreement shall govern the rights of a Participant to receive distributions pursuant to the Plan. The provisions of the Trust shall govern the rights of the Employers, Participants and the creditors of the Employers to the assets transferred to the Trust. Each Employer shall at all times remain liable to carry out its obligations under the Plan.

15.3	Distributions From the Trust. Each Employer’s obligations under the Plan may be satisfied with Trust assets distributed pursuant to the terms of the Trust, and any such distribution shall reduce the Employer’s obligations under this Plan.

15.4	Investment of Trust Assets. The Trustee of the Trust shall be authorized, upon written instructions received from the Committee or investment manager appointed by the Committee, to invest and reinvest the assets of the Trust in accordance with the applicable Trust Agreement, including the disposition of stock and reinvestment of the proceeds in one or more investment vehicles designated by the Committee.

ARTICLE 16

Miscellaneous

16.1	Status of Plan. The Plan is intended to be a plan that is not qualified within the meaning of Code Section 401(a) and that “is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees” within the meaning of ERISA Sections 201(2), 301(a)(3) and 401(a)(1). The Plan shall be administered and interpreted to the extent possible in a manner consistent with that intent.

16.2	Unsecured General Creditor. Participants and their Beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interests or claims in any property or assets of an Employer. For purposes of the payment of benefits under this Plan, any and all of an Employer’s assets shall be, and remain, the general, unpledged unrestricted assets of the Employer. An Employer’s obligation under the Plan shall be merely that of an unfunded and unsecured promise to pay money in the future.

Hughes Electronics Corporation

Executive Deferred Compensation Plan

Master Plan Document

16.3	Employer’s Liability. An Employer’s liability for the payment of benefits shall be defined only by the Plan and the Plan Agreement, as entered into between the Employer and a Participant. An Employer shall have no obligation to a Participant under the Plan except as expressly provided in the Plan and his or her Plan Agreement.

16.4	Nonassignability. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate, alienate or convey in advance of actual receipt, the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are expressly declared to be, unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure, attachment, garnishment or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, be transferable by operation of law in the event of a Participant’s or any other person’s bankruptcy or insolvency or on dissolution of the Participant’s marriage as provided in Section 16.15.

16.5	Not a Contract of Employment. The terms and conditions of this Plan shall not be deemed to constitute a contract of employment between any Employer and the Participant. Such employment is hereby acknowledged to be an “at will” employment relationship that can be terminated at any time for any reason, or no reason, with or without cause, and with or without notice, unless expressly provided in a written employment agreement. Nothing in this Plan shall be deemed to give a Participant the right to be retained in the service of any Employer, either as an Employee or to interfere with the right of any Employer to discipline or discharge the Participant at any time.

16.6	Furnishing Information. A Participant or his or her Beneficiary will cooperate with the Committee by furnishing any and all information requested by the Committee and take such other actions as may be requested in order to facilitate the administration of the Plan and the payments of benefits hereunder, including but not limited to taking such physical examinations as the Committee may deem necessary. Failure to cooperate in good faith by a Participant or his or her Beneficiary shall absolve the Company of any and all liability to such Participant or Beneficiary with respect to the Plan.

16.7	Terms. Whenever any words are used herein in the masculine, they shall be construed as though they were in the feminine in all cases where they would so apply; and whenever any words are used herein in the singular or in the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply.

16.8	Captions. The captions of the articles, sections and paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

Hughes Electronics Corporation

Executive Deferred Compensation Plan

Master Plan Document

16.9	Governing Law. The provisions of this Plan shall be construed and interpreted according to the laws of the State of California without regard to its conflicts of laws principles, except to the extent preempted by federal law.

16.10	Notice. Any notice or filing required or permitted to be given to the Committee under this Plan shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to the address below:

Corporate Human Resources

Executive Compensation

2250 East Imperial Highway

El Segundo, CA 90245

Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

Any notice or filing required or permitted to be given to a Participant under this Plan shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Participant.

16.11	Successors. The provisions of this Plan shall bind and inure to the benefit of the Participant’s Employer and its successors and assigns and the Participant and the Participant’s designated Beneficiaries.

16.12	Spouse’s Interest. The interest in the benefits hereunder of a spouse of a Participant who has predeceased the Participant shall automatically pass to the Participant and shall not be transferable by such spouse in any manner, including but not limited to such spouse’s will, nor shall such interest pass under the laws of intestate succession.

16.13	Validity. In case any provision of this Plan shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal or invalid provision had never been inserted herein.

16.14	Incompetent. If the Committee determines in its discretion that a benefit under this Plan is to be paid to a minor, a person declared incompetent or to a person incapable of handling the disposition of that person’s property, the Committee may direct payment of such benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or incapable person. The Committee may require proof of minority, incompetence, incapacity or guardianship, as it may deem appropriate prior to distribution of the benefit. Any payment of a benefit shall be a payment for the account of the Participant and the Participant’s Beneficiary, as the case may be, and shall be a complete discharge of any liability under the Plan for such payment amount.

16.15

Court Order. The Committee is authorized to make any payments directed by court order in any action in which the Plan or the Committee has been named as a party. In addition, if a court determines that a spouse or former spouse of a Participant has an interest in the Participant’s benefits under the Plan in connection with a property settlement or otherwise, the Committee, in its sole discretion, shall have the right,

Hughes Electronics Corporation

Executive Deferred Compensation Plan

Master Plan Document

notwithstanding any election made by a Participant, to immediately distribute the spouse’s or former spouse’s interest in the Participant’s benefits under the Plan to that spouse or former spouse.

16.16	Distribution in the Event of Taxation.

(a)	In General. If, for any reason, all or any portion of a Participant’s benefits under this Plan becomes taxable to the Participant prior to receipt, a Participant may petition the Committee before a Change in Control, or the successor of the Company after a Change in Control, for a distribution of that portion of his or her benefit that has become taxable. Upon the grant of such a petition, which grant shall not be unreasonably withheld, and, after a Change in Control, shall be granted, a Participant’s Employer shall distribute to the Participant immediately available funds in an amount equal to the taxable portion of his or her benefit (which amount shall not exceed a Participant’s unpaid Account Balance under the Plan). If the petition is granted, the tax liability distribution shall be made in a lump sum within 90 days of the date when the Participant’s petition is granted. Such a distribution shall affect and reduce the benefits to be paid under this Plan. Notwithstanding anything in this Plan to the contrary, a Participant’s Long-Term Achievement Plan Account and Restricted Stock Unit Account shall be distributed only in Stock.

(b)	Trust. If a Trust is established pursuant to Section 15.1 and the Trust terminates and benefits are distributed from the Trust to a Participant in accordance with such termination, the Participant’s benefits under this Plan shall be reduced to the extent of such distributions.

16.17	Legal Fees To Enforce Rights After Change in Control. The Company and each Employer is aware that upon the occurrence of a Change in Control, the Board of Directors or the board of directors of a Participant’s Employer (which might then be composed of new members) or a shareholder of the Company or the Participant’s Employer, or of any successor corporation might then cause or attempt to cause the Company, the Participant’s Employer or such successor to refuse to comply with its obligations under the Plan and might cause or attempt to cause the Company or the Participant’s Employer to institute, or may institute, litigation seeking to deny Participants the benefits intended under the Plan. In these circumstances, the purpose of the Plan could be frustrated. Accordingly, if, following a Change in Control, the Participant’s Employer or any successor corporation has failed to comply with any of its obligations under the Plan or any agreement thereunder or, if the Company, such Employer or any other person takes any action to declare the Plan void or unenforceable or institutes any litigation or other legal action designed to deny, diminish or to recover from any Participant the benefits intended to be provided, then the Company and the Participant’s Employer irrevocably authorize such Participant to retain counsel of his or her choice at the expense of the Company and the Participant’s Employer (who shall be jointly and severally liable) to represent such Participant in connection with the initiation or defense of any litigation or other legal action, whether by or against the Company, the Participant’s Employer or any director, officer, shareholder or other person affiliated with the Company, the Participant’s Employer or any successor thereto in any jurisdiction.